UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2019, Susan N. Story, President and Chief Executive Officer, informed the Board of Directors (the “Board”) of American Water Works Company, Inc. (the “Company”) of her decision to retire from the Company and to step down as a member of the Board, effective April 1, 2020.

In accordance with the Board’s existing succession plan for the Company’s principal executive officer position, on December 6, 2019, the Board appointed Walter J. Lynch, Executive Vice President and Chief Operating Officer, to serve as Ms. Story’s successor effective April 1, 2020.

Mr. Lynch, 57, joined the Company in 2001. Mr. Lynch has served as Executive Vice President and Chief Operating Officer since January 2016. Prior to that time, he served as Chief Operating Officer of Regulated Operations from February 2010 to December 2015, and as President of Regulated Operations from July 2008 to December 2015.

Other than existing compensatory arrangements between Mr. Lynch and the Company as described in the Company’s 2019 Proxy Statement, in connection with his succession: (i) there are no arrangements or understandings between Mr. Lynch and any other person, (ii) no material plan, contract or arrangement has been entered into with Mr. Lynch, and no such plan, contract or arrangement with Mr. Lynch has been materially amended, and (iii) no grant of any award to Mr. Lynch or modification of an existing award has been made. Moreover, Mr. Lynch does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, Mr. Lynch does not have any direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on December 10, 2019 in connection with the foregoing has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

The presentation for the Company’s 2019 Investor Day conference, to be held on December 11, 2019 in New York, New York, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On December 10, 2019, the Company issued a press release announcing the Company’s earnings per share guidance for the 2020 fiscal year, providing certain long-term financial guidance, and affirming its earnings per share guidance range for the 2019 fiscal year. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

The information furnished in Item 7.01 of this Current Report, including Exhibits 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

As part of the executive succession plan activities described above in response to Item 5.02, on December 6, 2019, the Board appointed each of the following persons to serve as an executive officer of the Company and to have the title or titles set forth opposite each name, effective as of March 1, 2020:

Name	Title(s)
Bruce A. Hauk	President, Regulated Operations and Military Services Group
Kevin B. Kirwan	Senior Vice President, Chief Operational Excellence and Safety Officer
Cheryl D. Norton	Senior Vice President, Chief Environmental Officer; and Senior Vice President, Eastern Division

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits have been filed or furnished herewith, as noted below:

Exhibit	Description

99.1*	Press Release, dated December 10, 2019, issued by American Water Works Company, Inc.

99.2**	American Water Works Company, Inc. 2019 Investor Day Presentation

99.3**	Press Release, dated December 10, 2019, issued by American Water Works Company, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL)

*      Filed herewith.

**    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: December 10, 2019	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

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